UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

CROSSTEX ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, Crosstex Energy, Inc. (the “Registrant”) and Crosstex Energy, L.P. will host an analyst conference on Thursday, April 1, 2010, beginning at 8:00 a.m. Central time in Dallas, Texas. Participants unable to attend in person may listen to the analyst conference via conference call or through the Registrant’s website at www.crosstexenergy.com under “Investors — Crosstex Energy, Inc.”

The dial-in number to listen to the live broadcast via conference call is 1-888-680-0865. Callers outside the United States should dial 1-617-213-4853. The passcode for all callers is 73858228. Callers are advised to dial in to the call at least 10 minutes prior to the call time to register.

After the conference, a replay will be available until July 1, 2010, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 24338747. Interested parties also can visit the Investors page of the Registrant’s website to listen to a replay of the conference.

Materials relating to the analyst conference will be made available prior to the conference on the Registrant’s website at www.crosstexenergy.com under “Investors — Crosstex Energy, Inc. — Presentations.”

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: March 31, 2010

By: /s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer